UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 16, 2012

Emmaus Life Sciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code    310-214-0065

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 16, 2012, the audit committee of the board of directors (the “Audit Committee”) of Emmaus Life Sciences, Inc. (the “Company”) determined that the Company’s previously issued interim consolidated financial statements for the three and six months ended June 30, 2011 and for the three and nine months ended September 30, 2011 should no longer be relied upon due to an accounting error in such financial statements.

The Company intends to restate its previously issued consolidated financial statements to correct an error in the classification of transaction costs incurred in connection with the Company’s previously disclosed merger transaction that closed in May 2011 in the amount of $500,000 from additional paid in capital to an expense item in the Consolidated Statement of Operations.  The Company intends to amend its Quarterly Report on Form 10-Q for the period ended June 30, 2011 as originally filed with the Securities and Exchange Commission (“SEC”) on August 15, 2011 and as amended on October 6, and November 17, 2011 and its Quarterly Report on Form 10-Q for the period ended September 30, 2011 as filed with the SEC on November 14, 2011 to reflect the restatements.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02 with EFP Rotenberg LLP, the Company’s independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
7	Letter from EFP Rotenberg, LLP dated February 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2012	Emmaus Life Sciences, Inc.

	By:	/s/ Yutaka Niihara.
	Name:	Yutaka Niihara
	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title
7	Letter from EFP Rotenberg, LLP dated February 22, 2012